UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2020

BGC Partners, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 610-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	BGCP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to Vote of Security Holders.

The annual meeting of stockholders (the “Annual Meeting”) of BGC Partners, Inc. (the “Company”) was held on June 11, 2020. The following matters were voted on at the Annual Meeting:

(1)	The election of five directors to hold office until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified;
(2)	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020;
(3)	The approval of an advisory vote on executive compensation; and
(4)	The approval of an advisory vote on the frequency of future advisory votes on executive compensation.

For more information about the foregoing proposals, see the proxy statement for the Annual Meeting.

At the Annual Meeting, holders of Class A common stock were entitled to one vote per share, and holders of Class B common stock were entitled to 10 votes per share, and the two classes voted together as a single class on each of the matters submitted to a vote of stockholders. The aggregate number of Class A and Class B votes cast for and against and withheld votes, abstentions and broker non-votes with respect to each matter voted upon at the Annual Meeting are set forth below:

Proposal 1 - Election of Directors

Directors	For	Withheld	Broker Non- Votes
Howard W. Lutnick	573,191,646	48,028,057	86,855,629
Stephen T. Curwood	603,109,149	18,110,554	86,855,629
William J. Moran	613,708,956	7,510,747	86,855,629
Linda A. Bell	613,820,988	7,398,715	86,855,629
David Richards	617,634,003	3,585,700	86,855,629

The five nominees were elected to the Board of Directors and will serve as directors until the Company’s next annual meeting and until their respective successors have been duly elected and qualified.

Proposal 2 – Ratification of appointment of independent registered public accounting firm

For	Against	Abstain
705,574,930	2,015,087	485,315

Stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

Proposal 3 – Approval of an advisory vote on executive compensation

For	Against	Abstain	Broker Non-Votes
537,260,553	82,974,795	984,355	86,855,629

Stockholders approved, on an advisory basis, the Company’s executive compensation.

Proposal 4 - Approval of an advisory vote on the frequency of future advisory votes on executive compensation

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
615,175,510	563,932	4,561,336	918,925	86,855,629

Stockholders approved, on an advisory basis, every year as the frequency with which stockholders are provided an advisory vote on executive compensation.  Based on the recommendations of the Company’s Board of Directors and its Compensation Committee to hold advisory votes on executive compensation every year and the vote of the stockholders on this matter, the Company has decided that an advisory vote on executive compensation will be held every year until the next advisory vote on the frequency of future stockholder advisory votes on executive compensation.

Item 8.01. Other Events

Due to that fact that certain of the Company’s current outstanding debt securities are trading at or near discounts to their respective principal amounts, on June 11, 2020 the Company’s Board of Directors and its Audit Committee authorized a debt repurchase program for the repurchase by the Company  in the amount of up to $50.0 million of the Company’s  5.125% Senior Notes due 2021, 5.375% Senior Notes due 2023, 3.750% Senior Notes due 2024 and any future debt securities issued by the Company hereafter (collectively, “Company debt securities”). Repurchases of Company debt securities, if any, are expected to reduce future cash interest payments, as well as future amounts due at maturity or upon redemption.

Under the authorization, the Company may make repurchases of Company debt securities for cash from time to time in the open market or in privately negotiated transactions upon such terms and at such prices as management may determine. Additionally, the Company is authorized to make any such repurchases of  Company debt securities  through Cantor Fitzgerald & Co. (or its affiliates), in its capacity as agent or principal, or such other broker-dealers as management shall determine to utilize from time to time and such repurchases shall be subject to brokerage commissions which are no higher than standard market commission rates.

The timing and amount of Company debt securities repurchased under the program, if any, will be at the discretion of management, and will depend on available cash, market conditions, the cost to repurchase such securities as compared to other forms of debt repayment (including debt under the Company’s revolving credit facility), and other considerations. Therefore, there can be no assurance as to the aggregate principal amount of Company debt securities, if any, repurchased. The Company may discontinue the repurchase program at any time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC Partners, Inc.

Date: June 12, 2020	By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Chairman of the Board and Chief Executive Officer

[Signature Page to Form 8-K regarding action taken at the Company’s 2020

Annual Meeting of Stockholders and authorization of debt repurchase program]